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Exhibit 99.1

RFS REPORTS FOURTH QUARTER RESULTS

        Memphis, Tennessee, January 30, 2003—RFS Hotel Investors, Inc. (NYSE: RFS) today announced that operating results for the quarter and year ended December 31, 2002 were within the range of guidance previously announced.

        Net loss to common shareholders for the fourth quarter 2002 was $3.3 million, or $0.12 per diluted share, compared to net income of $0.1 million, or $0.00 per diluted share, for the fourth quarter 2001. For the year ended December 31, 2002, net loss was $7.2 million, or $0.26 per diluted share, compared to 2001 net loss of $11.7 million, or $0.47 per diluted share.

        Funds from operations (FFO) for the fourth quarter 2002 was $6.4 million, or $0.21 per share, compared to $6.9 million, or $0.25 per share, for the same quarter a year ago. FFO for the year ended December 31, 2002, was $36.0 million, or $1.20 per share, compared to 2001 FFO of $51.2 million, or $1.85 per share. Results were consistent with the Company's previous fourth quarter FFO per share guidance of $0.20 to $0.25.

Highlights

  •
  Total hotel revenue declined 3.0% to $46.4 million for the fourth quarter 2002 from $47.8 million in 2001.

  •
  Hotel revenue per available room (RevPAR) declined 1.6% for the quarter. The following represents changes in RevPAR as compared to the prior year comparable periods by market segment:

	RevPAR Change
	Quarter	Year
Full Service	(2.5)%	(13.9)%
Extended Stay	(0.3)%	(4.6)%
Limited Service	(1.9)%	(5.0)%

Total	(1.6)%	(8.5)%

  •
  The Company's five comparable hotels in northern California (excludes the Hotel Rex in San Francisco which is currently closed for earthquake retrofit and renovation), consisting of one in San Francisco and four in Silicon Valley, experienced an average decline in quarterly RevPAR of 2.0%. These five northern California hotels represented 14.9% of RFS's earnings before interest, taxes, depreciation and amortization (EBITDA) for the year as compared to 21.3% for 2001.

  •
  Exclusive of the five northern California hotels, RevPAR declined 1.5% for the quarter and 5.1% for the year.

  •
  Hotel operating margins (hotel EBITDA as a percentage of total revenue, excluding deferred revenue), declined 1.3 percentage points to 31.7% for the quarter, and 3.8 percentage points to 35.0% for the year.

  •
  EBITDA declined 5.3% from $14.3 million to $13.5 million for the quarter and decreased from $81.8 million to $65.9 million for the year.

  •
  The Company realized an unleveraged FFO return on investment of 8.7% on its hotel portfolio for the year. Based upon the Company's approximate 37% leverage and average borrowing costs of 8.5%, the Company realized a leveraged return on investment of 8.8%.

  •
  EBITDA for the year, was 2.6x the Company's interest costs.

  •
  Total debt and preferred stock, net of cash, was reduced by $31.1 million during the year.

Operating Results

        Randy Churchey, president and chief operating officer, said, "In some respects, our operating performance in the fourth quarter mirrored our performance in the third quarter. Namely, occupancy increased while average daily rate declined, resulting in decreases in RevPAR and operating margins versus the prior year. In addition, FFO per share was reduced by approximately $0.01 due to our decision to accelerate the earthquake retrofit and renovation of the Hotel Rex in San Francisco and pre-opening expenses associated with the conversion of the Sheraton in Birmingham to a Hilton. The Hotel Rex will re-open in February 2003. Since the first quarter of 2000, we have witnessed the transformation of the northern California market (consisting of San Francisco and the Silicon Valley area) from one of the strongest hotel markets in the United States to one of the weakest. Until the technology sector recovers from its present state of overcapacity, it is likely that this region will continue to under-perform the rest of the country."

        RevPAR improved sequentially during each quarter of 2002. RevPAR was down 16.6% in the first quarter, 10.6% in the second quarter, 4.1% in the third quarter, and 1.6% in the fourth quarter. Excluding the five northern California hotels, RevPAR performance was generally consistent with industry trends.

Capital

        Despite the declines in FFO and RevPAR, the Company:

  •
  Continued to maintain one of the least leveraged balance sheets in the industry with total debt equal to only 4.4x 2002 EBITDA.

  •
  Produced operating cash flow (EBITDA less interest expense) of $40.4 million for the year. This represents funds available for capital expenditures, debt reduction and dividends.

  •
  Has total debt equal to only 37% of the cost of its assets.

  •
  Has no significant debt maturities until 2008.

        Kevin Luebbers, executive vice president and chief financial officer, stated, "Our credit statistics and balance sheet continue to be very strong. Our debt of 4.4x EBITDA is very low when compared to many of our competitors which are substantially more leveraged. We continue to have significant financial flexibility and approximately $100 million available under our line of credit to opportunistically acquire hotels that meet our financial and strategic criteria."

Outlook and Dividends

        Robert Solmson, chairman and chief executive officer, stated, "The Company's earnings continue to be depressed well below historical levels. In fact, in 2000, the Company's FFO per share was $2.37, almost double that of 2002 FFO per share. We believe that the lodging industry, as well as the Company's earnings, are at or near the bottom of a cyclical trough. Our expectations for 2003 are consistent with recent industry predictions, in that, we expect RevPAR to be flat to 3% higher than in 2002, resulting in 2003 FFO per share approximating $1.20."

        The Company expects to continue its current dividend policy paying an annual dividend of $1.00 per share. The first quarter 2003 dividend, of $0.25 per share, is scheduled to be declared on March 3, 2003 and paid on March 31, 2003.

        "Assuming that earnings and FFO do not materially decline from 2002 levels, we expect to continue paying a quarterly dividend of $0.25 per share or $1.00 per share on an annual basis. As reflected in our previous guidance, 2003 aggregate dividends would be slightly in excess of cash flow after capital expenditures. We fully appreciate that dividends in excess of funds remaining after capital expenditures, is neither prudent or rational as a long term policy. However, the current policy is predicated upon our belief that the industry is at or near the bottom of a cyclical trough and our balance sheet remains exceptionally strong," stated Solmson.

        During 2002, RFS shareholders realized a total return (consisting of dividends and stock price appreciation) of 4.2% as compared to a total return from the Morgan Stanley REIT Index of 3.6% and total declines of 14.9% for the Dow Jones Industrial Average and 22.0% for the Standard and Poor's 500 Index.

        RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 57 hotels with approximately 8,271 rooms located in 24 states. RFS's hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton®, Residence Inn by Marriott®, Hilton®, Doubletree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®. By segment, RFS receives approximately 36% of its EBITDA from full service hotels, 37% from extended stay hotels, and 27% from limited service hotels. Additional information can be found on the Company's web site at www.rfshotel.com.

        RFS invites you to listen to the Company's fourth quarter 2002 conference call on January 30, 2003, at 9:00 a.m. Central Time. The dial-in number is 312-470-7040 (15 minutes prior to the start of the call); the passcode is RFS; and the leader is Bob Solmson. The conference call will be webcast simultaneously via the Company's website at www.rfshotel.com. A recording of the call also will be archived and available at www.rfshotel.com.

        Certain matters discussed in this press release include "forward-looking statements" within the meaning of the federal securities laws. The words "anticipate", "believe", "estimate", "expect", "intend", "will", and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company's actual financial condition, results of operation and performance to be materially different from the results or expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of recovery from the current economic downturn, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors may affect the Company's future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company's periodic filing with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

RFS HOTEL INVESTORS, INC.
KEY COMPANY STATISTICS
QUARTER ENDED DECEMBER 31, 2002

Operating Statistics
Total Revenues	$46.4 million	EBITDA	$13.5 million
% Decrease in Revenues	3.0%	% Decrease in EBITDA	5.3%
FFO	$6.4 million	% of Hotel EBITDA[1]
		Full Service Hotels	36%
% Decrease in FFO	8.1%	Extended Stay Hotels	37%
		Limited Service Hotels	27%
FFO per Share	$0.21
% Decrease in FFO per Share	16.0%
Capital Statistics
EBITDA/Interest[1]	2.6x	Debt/EBITDA[1]	4.4x
EBITDA/Interest and Preferred Dividends[1]	2.4x	Percentage of fixed interest rate debt	98%

1
EBITDA information is for the year ended December 31, 2002.

RFS HOTEL INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2002 AND 2001
(in thousands, except per share data)

	Quarter Ended		Year Ended
	December 31, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Revenue:
Rooms	$38,071	$38,988	$169,357	$187,144
Food and beverage	4,491	4,490	17,452	17,695
Other operating departments	1,491	1,863	6,449	9,044
Lease revenue(1)	1,230	1,197	5,229	5,782
Deferred revenue(1)	1,032	1,115	—	—
Other	77	156	411	573

Total hotel revenue	46,392	47,809	198,898	220,238

Hotel operating expenses by department:
Rooms	8,441	8,170	34,679	36,617
Food and beverage	3,179	3,286	12,793	13,533
Other operating departments	432	599	1,874	2,163
Undistributed operating expenses:
Property operating costs	5,197	4,812	21,798	22,193
Property taxes, insurance and other	2,982	3,306	12,536	12,767
Franchise costs	3,770	3,700	16,265	16,857
Maintenance and repair	2,298	2,161	9,485	9,576
Management fees	1,120	1,804	4,876	5,721
General and administrative	3,573	3,460	14,869	15,038

Total hotel operating expenses	30,992	31,298	129,175	134,465

Net hotel operating income (Hotel EBITDA)	15,400	16,511	69,723	85,773
Corporate expenses:
Depreciation	7,553	7,352	30,080	29,605
Amortization of deferred expenses and unearned compensation	710	606	2,864	2,738
Interest expense	6,459	5,961	25,484	24,688
General and administrative	907	1,085	4,210	4,208
Debt extinguishment and swap termination costs	—	—	10,122	—
Hilton lease termination	—	—	—	65,496
Minority interest in income (loss) of Operating Partnership	(288)	8	(644)	(1,157)

Income (loss) before income taxes	59	1,499	(2,393)	(39,805)
Provision for (benefit from) income taxes	(393)	493	(1,096)	(24,714)

Income (loss) from continuing operations	452	1,006	(1,297)	(15,091)
Discontinued operations:
Earnings (loss) from discontinued operations, net(2)	62	(27)	399	235
Loss (gain) on sale of assets	3,852	82	2,890	(1,127)

Net income (loss)	(3,338)	897	(3,788)	(13,729)
Preferred stock dividends	—	(782)	(1,562)	(3,125)
Gain (loss) on redemption of preferred stock	—	—	(1,890)	5,141

Net income (loss) applicable to common shareholders	$(3,338)	$115	$(7,240)	$(11,713)

Income (loss) per diluted share	$(0.12)	$0.00	$(0.26)	$(0.47)
Weighted average common dilutive shares outstanding	28,466	25,235	27,446	25,045

(1)
Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the quarter and year ended December 31, 2002 and 2001, five hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

(2)
Represents the earnings (loss) on the Comfort Inn in Fort Mill, South Carolina which was sold on November 22, 2002. Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires the results of operations of sold hotels to be reported as discontinued operations.

RFS HOTEL INVESTORS, INC.
CALCULATION OF FFO AND EBITDA
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2002 AND 2001
(in thousands, except per share data)

	Quarter Ended		Year Ended
	December 31, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Funds from operations:
Net income (loss)	$(3,338)	$897	$(3,788)	$(13,729)
Minority interest in income (loss) of Operating Partnership	(288)	8	(644)	(1,157)
Hilton lease termination	—	—	—	65,496
Provision for (benefit from) deferred income taxes	(393)	473	(1,096)	(24,734)
Debt extinguishment and swap termination costs	—	—	10,122	—
Deferred revenue	(1,032)	(1,115)	—	—
Loss (gain) on sale of assets	3,852	82	2,890	(1,127)
Preferred stock dividends	—	(782)	(1,562)	(3,125)
Depreciation	7,553	7,352	30,080	29,605

Funds from operations	$6,354	$6,915	$36,002	$51,229

Weighted average common shares, partnership units and potential dilutive shares outstanding	30,928	27,694	29,990	27,655
FFO per share	$0.21	$0.25	$1.20	$1.85
Earnings before interest, taxes, depreciation and amortization (EBITDA):
FFO	6,354	6,915	36,002	51,229
Interest expense	6,459	5,961	25,484	24,688
Current income taxes	—	20	—	20
Amortization	710	606	2,864	2,738
Preferred stock dividends	—	782	1,562	3,125

Corporate EBITDA	$13,523	$14,284	$65,912	$81,800

RFS HOTEL INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$22,160	$20,857
Borrowings on Line of Credit	6,950	81,188
Long-term obligations	284,279	219,947
Minority interest in Operating Partnership, 2,459 units issued and outstanding at December 31, 2002 and 2001, respectively	28,047	31,059

Total liabilities	341,436	353,051

Preferred Stock, $.01 par value, 5,000 shares authorized, 250 shares issued and outstanding at December 31, 2001		25,000

Commitments and contingencies
Shareholders' equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,043 and 25,811 shares issued at December 31, 2002 and 2001, respectively	290	258
Additional paid-in capital	409,907	368,361
Other comprehensive income	—	(3,220)
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(100,878)	(66,488)

Total shareholders' equity	301,219	290,811

Total liabilities, preferred stock and shareholders' equity	$642,655	$668,862

RFS HOTEL INVESTORS, INC.
MARKET SEGMENT DIVERSIFICATION

For the quarter ended December 31, 2002

	ADR		Occupancy			REVPAR
Segment	2002	Variance vs. 2001	2002	Variance vs. 2001		2002	Variance vs. 2001
Full Service	$89.66	(10.0%)	62.9%	4.9 pts		$56.35	(2.5%)
Extended Stay	$90.64	(4.1%)	74.2%	2.8 pts		$67.21	(0.3%)
Limited Service	$68.11	(1.5%)	59.9%	(0.3 pts	)	$40.81	(1.9%)

Total	$82.57	(5.2%)	64.8%	2.3 pts		$53.53	(1.6%)

For the year ended December 31, 2002

	ADR		Occupancy			REVPAR
Segment	2002	Variance vs. 2001	2002	Variance vs. 2001		2002	Variance vs. 2001
Full Service	$97.16	(11.6%)	65.4%	(1.7 pts	)	$63.51	(13.9%)
Extended Stay	$94.05	(2.6%)	76.9%	(1.6 pts	)	$72.31	(4.6%)
Limited Service	$69.82	(2.3%)	66.4%	(1.9 pts	)	$46.34	(5.0%)

Total	$86.43	(6.1%)	68.9%	(1.7 pts	)	$59.53	(8.5%)

(1)
Includes 56 of the 57 hotels owned. Excludes the Hotel Rex in San Francisco, which was closed in November and is undergoing an earthquake retrofit and renovation.

RFS HOTEL INVESTORS, INC.
BRAND DIVERSIFICATION

	Hotel Properties	Fourth Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
Marriott International, Inc.
Residence Inn	14	(2.0%)	(5.0%)	$22,873	33%
TownePlace Suites	3	15.7%	(1.7%)	2,366	4%
Courtyard	1	(11.6%)	(16.4%)	877	1%

					38%

Hilton Hotels Corporation
Hampton Inn	17	(1.6%)	(3.3%)	13,223	19%
Doubletree	1	(34.7%)	(19.1%)	2,134	3%
Hilton	1	22.6%	(9.3%)	1,453	2%
Homewood Suites	1	10.4%	(3.1%)	571	1%

					25%

Starwood Hotels & Resorts
Sheraton	4	1.2%	(13.4%)	8,585	13%
Four Points	2	0.1%	(10.7%)	3,577	5%

					18%

Six Continents PLC
Holiday Inn	5	1.6%	(5.1%)	7,685	11%
Holiday Inn Express	5	8.0%	(9.4%)	3,632	5%

					16%

Top Four Franchisors	54	(0.1%)	(7.2%)	66,977	97%
Other	2	(28.2%)	(31.3%)	2,202	3%

Portfolio Total	56	(1.6%)	(8.5%)	$69,179	100%

(1)
For the trailing twelve months ended December 31, 2002. Includes 56 of the 57 hotels owned. Excludes the Hotel Rex in San Francisco, which was closed in November and is undergoing an earthquake retrofit and renovation.

RFS HOTEL INVESTORS, INC.
GEOGRAPHIC DIVERSIFICATION

	Hotel Properties	Fourth Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
California (see below)	9	(7.6%)	(17.6%)	$20,144	29%
Florida	7	6.4%	(8.5%)	6,907	10%
Texas	6	3.0%	(0.8%)	5,974	9%
Michigan	3	(7.3%)	(12.9%)	3,751	5%
Illinois	3	(3.3%)	(10.8%)	3,502	5%
New York	1	(9.6%)	3.5%	3,394	5%
Missouri	2	19.5%	(0.5%)	3,194	5%
Minnesota	3	3.1%	(8.4%)	2,766	4%
Georgia	2	(19.5%)	(5.7%)	1,794	3%
Rhode Island	1	(9.6%)	(4.0%)	1,719	3%
Louisiana	1	24.8%	1.1%	1,708	2%
Oklahoma	2	(2.0%)	(3.4%)	1,685	2%
Delaware	1	13.2%	4.8%	1,635	2%
Nebraska	2	(10.7%)	1.1%	1,487	2%
Others(2)	13	1.6%	(1.0%)	9,519	14%

Portfolio Total	56	(1.6%)	(8.5%)	$69,179	100%

CALIFORNIA DIVERSIFICATION

	Hotel Properties	Fourth Quarter RevPAR vs. 2001	Year to Date RevPAR vs. 2001	Hotel EBITDA(1)	Percentage of Total EBITDA(1)
Silicon Valley	4	(9.0%)	(26.2%)	8,865	13%
Los Angeles Area	2	(3.4%)	(7.0%)	5,282	8%
San Diego	1	(34.7%)	(19.1%)	2,134	3%
Sacramento	1	(12.7%)	(7.1%)	2,411	3%
San Francisco	1	22.6%	(9.3%)	1,452	2%

California Total	9	(7.6%)	(17.6%)	$20,144	29%

(1)
For the trailing twelve months ended December 31, 2002. Includes 56 of the 57 hotels owned. Excludes the Hotel Rex in San Francisco, which was closed in November and is undergoing an earthquake retrofit and renovation.

(2)
We own hotels in each of the following states which individually represent less than 2% of total Hotel EBITDA: Alabama (1), Arizona (3), Colorado (2), Indiana (1), Kentucky (1), Mississippi (1), North Carolina (1), South Carolina (1), Tennessee (1) and Wisconsin (1).

RFS HOTEL INVESTORS, INC.
RETURN ON INVESTMENT ANALYSIS(1)
AS OF DECEMBER 31, 2002
(Amounts in thousands)

Unleveraged Return on Investment

	Total Investment, Before Depreciation(2)	EBITDA for the TTM ended December 31, 2002	Unleveraged Return on Investment
Full Service	$363,229	$24,770	6.8%
Extended Stay	$223,830	$25,810	11.5%
Limited Service	$207,341	$18,599	9.0%

Total	$794,400	$69,179	8.7%

Leveraged Return on Investment

EBITDA for the TTM ended December 31, 2002	$69,179
Less: Interest expense	(24,900	)(3)

	$44,279

Equity investment after 37% leverage	$503,171

Leveraged Return on Investment	8.8%

(1)
Includes 56 of the 57 hotels owned. Excludes the Hotel Rex in San Francisco, which was closed in November and is undergoing an earthquake retrofit and renovation.

(2)
Total investment includes original cost and all capital expenditures since acquisition. Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet. However, for return on investment analysis, this amount is included in the total investment.

(3)
$291.2 million at an average annual rate of 8.5% (weighted average cost of debt at December 31, 2002).

RFS HOTEL INVESTORS, INC.
OUTSTANDING DEBT
DECEMBER 31, 2002

	Balance	Interest Rate		Maturity
	(in thousands)
Line of Credit	$6,950	LIBOR + 250bp	Variable	July 2005
Senior Notes	125,000	9.75%	Fixed	March 2012
Mortgage	90,600	7.83%	Fixed	December 2008
Mortgage	17,960	8.22%	Fixed	November 2007
Mortgage	50,719	8.00%	Fixed	August 2010

	$291,229

Debt Maturities
(in thousands)
2003	$2.7
2004	2.9
2005	10.1
2006	3.4
2007	19.7
Thereafter	252.4

$291.2

Weighted average maturity of fixed rate debt is 7.6 years.

QuickLinks

  Exhibit 99.1
  RFS REPORTS FOURTH QUARTER RESULTS
RFS HOTEL INVESTORS, INC. KEY COMPANY STATISTICS QUARTER ENDED DECEMBER 31, 2002
RFS HOTEL INVESTORS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2002 AND 2001 (in thousands, except per share data)
RFS HOTEL INVESTORS, INC. CALCULATION OF FFO AND EBITDA FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2002 AND 2001 (in thousands, except per share data)
RFS HOTEL INVESTORS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
RFS HOTEL INVESTORS, INC. MARKET SEGMENT DIVERSIFICATION
RFS HOTEL INVESTORS, INC. BRAND DIVERSIFICATION
RFS HOTEL INVESTORS, INC. GEOGRAPHIC DIVERSIFICATION
CALIFORNIA DIVERSIFICATION
RFS HOTEL INVESTORS, INC. RETURN ON INVESTMENT ANALYSIS(1) AS OF DECEMBER 31, 2002 (Amounts in thousands)
RFS HOTEL INVESTORS, INC. OUTSTANDING DEBT DECEMBER 31, 2002